EXHIBIT 99.1


FOR IMMEDIATE RELEASE


CONTACTS:   Dave Stedman            Steve Thomson
            President and CEO       Chief Financial Officer
            LION, Inc.              LION, Inc.
            800-546-6463            800-546-6463


                  LION ANNOUNCES RESULTS FOR THIRD QUARTER 2003
                15% REVENUE GROWTH COMPARED TO THIRD QUARTER 2002


SEATTLE, WA - OCTOBER 28, 2003--LION, INC. (OTC Bulletin Board: LINN), a leader in online services for connecting mortgage brokers with consumers and lenders, today announced its financial results for the third quarter ended September 30, 2003.

For the third quarter of 2003, revenue was $1,870,000, up 15% from $1,628,000 for the third quarter of 2002. Net income for both the third quarter of 2003 and the comparable quarter in the prior year was $115,000.

For the nine-month period ended September 30, 2003, revenue increased to $5,487,000, up 16% from $4,746,000 for the same period in the prior year. Net income for the nine-month period in 2003 was $402,000 compared to a net loss of $250,000 for the same period in the prior year which included $647,000 of settlement charges and legal fees related to litigation that was settled in July 2002.

"We continue to make solid progress in completing our key initiatives designed to achieve higher levels of performance and increase revenue growth," states David Stedman, President and CEO of LION, Inc. "Through these efforts over the past year, the Company has consistently achieved over 15% growth in year over year quarterly revenue, which has been recognized by an over 200% increase in its market cap."

The Company introduced new product releases for its LION Pro and Mortgage101 products in the third quarter, and made key improvements to internal program and pricing management software. Improvements to LION's pricing engine are designed to significantly shorten the time required to build and maintain the program and pricing database.

Following recent introduction of its LION Pro Corporate product, the Company continued to improve its Pro product line with a late third quarter release introducing a new LION Pro product for individual loan originators. The product provides many of the same features introduced to LION Pro Corporate users in the second quarter. Product improvements include enhancement of the program and pricing engine, as well as an expanded real-time financial market feature.


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LION FINANCIAL RESULTS 3RD QTR 2003 - 2


Thirteen new companies representing 409 users purchased the LION Pro Corporate product in the third quarter. Some of those customers include: Platinum Capital Mortgage, HTTP://WWW/THEPCMGROUP.COM, Western Residential Mortgage, HTTP://WWW.WRHOMELOANS.COM, and Diablo Funding Group
HTTP://WWW.DFGPLEASANTON.COM.

Additional product releases are planned in the fourth quarter with improvements that will continue to strengthen the LION Pro product line and should contribute to accelerated market adoption of the product. Product sales have been strong throughout the year, and we anticipate continued growth in the product line during the next twelve months.

With the introduction of the new LION Pro Corporate and LION Pro Individual products, the Company has achieved approximately a 30% increase in users since the beginning of the year for a total of over 6,700 originators now using this new LION technology either by accessing the lioninc.com site or directly through our large LION Pro Corporate customers.

The Company continues to improve its Mortgage101 product with its third quarter release of new technology that improves routing of leads to originators. The new lead generation system, recently converted to Microsoft .NET technology, matches consumers with up to four originators who participate in the Mortgage101 advertising program. Consumer traffic is supported by over 30,000 real estate affiliates and key advertising partners, an increase of over 4,400 real estate affiliates in the third quarter alone. Upcoming changes to the Mortgage 101 product will focus on improving the functionality of the site for consumers. "Even with the recent decline in consumer inquiries created by a slowing demand for home refinancing, we anticipate that the new technology and related performance-based pricing will still allow LION to generate increased revenue with its Mortgage 101 product during 2004," continued Stedman.

"Overall, I am pleased with our performance in the third quarter and on a year to date basis. The Company experienced growth in a number of core product lines, specifically with our lead generation, Mortgage 101 toolsets and LION Pro Corporate products. We have grown revenue and posted profits while continuing to invest in building a company capable of producing stronger earnings in the future. We have delivered a number of key product releases, made improvements to our internal data infrastructure, grown our marketplace and reached a number of key milestones that should continue to support higher performance levels. Through these efforts, we are building momentum and anticipate it will continue throughout the year. In support of this effort, we will continue to invest in LION's key initiatives during the fourth quarter."

"LION will be scheduling its next shareholders' meeting in late May or June of 2004. Rescheduling our meetings from winter allows us to present our calendar-year information to stockholders on a more timely basis."


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LION FINANCIAL RESULTS 3RD QTR 2003 - 3


About LION, Inc.

LION, Inc. is a leader in online services that connect mortgage brokers with lenders and consumers more efficiently. We serve mortgage originators with online loan productivity tools and websites powered by a database of over 100,000 regionalized wholesale and correspondent loan programs nationwide. LION also provides the foundational architecture and database for co-branded and private label web sites that connect consumers to leading companies in the over $2 trillion mortgage industry. LION, Inc. has offices in two locations: Seattle, at 4700-42nd Ave. SW, Seattle, WA 98116, and Denver, at 2000 S Colorado Blvd, Denver, CO, 80222. For more information, please visit www.lioninc.com.



                                       ###

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: our substantial dependence on mortgage brokers and the mortgage broker industry; mortgage market trends; interest rate changes; housing and consumer trends effecting home purchases; the management of our potential growth; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our need for additional financing; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of October 28, 2003, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.


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LION FINANCIAL RESULTS 3RD QTR 2003 - 4


                                   LION, Inc.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                            Three months ended September 30,   Nine months ended September 30,
                                            --------------------------------  ---------------------------------
                                                  2003             2002             2003              2002
                                            ---------------  ---------------  ----------------  ---------------
Revenues                                    $    1,869,702   $    1,628,238   $     5,487,396    $   4,745,514

Expenses
    Direct costs                                   400,697          293,392         1,054,634          749,362
    Selling and marketing                          564,463          452,907         1,724,543        1,369,976
    General and administrative                     602,752          536,048         1,707,804        1,878,030
    Research and development                        57,435           67,321           235,964          238,520
    Depreciation and amortization                  124,937          120,644           350,673          363,328
                                            ---------------  ---------------  ----------------  ---------------
                                                 1,750,284        1,470,312         5,073,618        4,599,216
                                            ---------------  ---------------  ----------------  ---------------

         Operating income                          119,418          157,926           413,778          146,298

Other - net
                                                    (4,063)         (42,465)          (11,942)        (396,567)
                                            ---------------  ---------------  ----------------  ---------------

         NET INCOME (LOSS)                  $      115,355   $      115,461   $       401,836   $     (250,269)
                                            ===============  ===============  ================  ===============

Net income (loss) per common share,
     basic and diluted                      $            -   $            -   $           .01   $         (.01)
                                            ===============  ===============  ================  ===============




                                     (MORE)


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LION FINANCIAL RESULTS 3RD QTR 2003 - 5


                                   LION, Inc.
                            CONDENSED BALANCE SHEETS


                                     ASSETS

                                             September 30,
                                                  2003            December 31,
                                              (Unaudited)             2002
                                           -----------------    ----------------

CURRENT ASSETS
    Cash and cash equivalents              $         910,552    $        403,917
    Accounts receivable - net                        393,308             347,661
    Prepaid expenses and other                       116,833              71,388
                                           -----------------    ----------------

         Total current assets                      1,420,693             822,966

PROPERTY AND EQUIPMENT, net                        1,035,711             940,372

OTHER ASSETS
    Goodwill - net                                   273,955             273,955
    Other assets                                      37,908              37,908
                                           -----------------    ----------------

                                           $       2,768,267    $      2,075,201
                                           =================    ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                       $         123,209    $        111,340
    Accrued liabilities                              433,813             329,671
    Current maturities of long-term
    obligations                                       82,145              35,330

    Deferred revenue                                 335,381             295,497
                                           -----------------    ----------------

         Total current liabilities                   974,548             771,838

LONG-TERM OBLIGATIONS, less current
maturities                                           105,548              52,495

STOCKHOLDERS' EQUITY                               1,688,171           1,250,868
                                           -----------------    ----------------

                                           $       2,768,267    $      2,075,201
                                           =================    ================


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